Exhibit 5.2


                                         13 April 2001


VIA HAND DELIVERY
-----------------
Zions Bancorporation
One South Main, Suite 1380
Salt Lake City, Utah 84111



Ladies and Gentlemen:

     We have acted as special Utah counsel to Zions Bancorporation, a Utah corporation (the "Company"), in providing this opinion with respect to the registration under the Securities Act of 1933 (the "ACT") of 640,967 shares of Common Stock, without par value (the "SHARES"), of the Company and related share purchase rights (the "RIGHTS", and together with the Shares, the "SECURITIES") to be issued pursuant to the Shareholder Protection Rights Agreement, dated as of September 27, 1996, between the Company and Zions First National Bank, as Rights Agent.

     Currently, 55,069 Shares have been issued and are held by certain selling shareholders. In addition, 504,648 Shares are issuable upon the exercise of warrants held by certain selling shareholders (the "WARRANTS"). The Warrants were issued by the Company in connection with its acquisition of Eldorado Bancshares, Inc., but the Warrants are not being registered under the Act. Finally, up to 81,250 Shares will be issued to two selling shareholders at future dates based on the agreement relating to the Company's acquisition of Phaos Technology Corp. (the "PHAOS AGREEMENT"). This opinion is being delivered to you pursuant to your request.

     In connection with this representation, we have examined the originals, or copies identified to our satisfaction, of such minutes, agreements, corporate records and filings and other documents necessary to or appropriate for our opinion contained in this letter (the "TRANSACTION DOCUMENTS"). In our examination of the Transaction Documents, we have assumed the genuineness of all signatures which existed on those documents and have assumed the authenticity and regularity of each of the Transaction Documents submitted to us. We have also relied as to certain matters of fact upon representations made to us by public officials, officers and agents of the Company, and other sources we believe to be responsible.

Zions Bancorporation
13 April 2001
Page 2

     For purposes of this opinion, we have assumed that the registration statement relating to the Securities (the "REGISTRATION STATEMENT") will become effective under the Act, and the Securities to be issued will be issued as contemplated by the Registration Statement.

     Based upon and in reliance on the foregoing, it is our opinion that:

          1. The issued Securities have been validly issued under the Utah Revised Business Corporation Act and are fully paid and non-assessable.

          2. The Securities to be issued have been duly authorized and reserved for issuance upon exercise of the Warrants or pursuant to the Phaos Agreement, and, when so issued, will be validly issued under the Utah Revised Business Corporation Act, and will be fully paid and non-assessable.

     Although we have reviewed the Transaction Documents, and have made such inquiries as we deem appropriate under the circumstances, we have not verified independently the existence or absence of all of the facts set forth in each such Transaction Document.

     Our opinion, as set forth herein, is subject to the following further qualifications:

          (A) This opinion speaks only as of its date and you understand that this firm has no obligation to advise you of any changes of law or fact that occur after the date of this opinion, even if the change may affect the legal analysis, a legal conclusion or any informational confirmation in this opinion.

          (B) Members of our firm are admitted to the Bar in the State of Utah. This opinion is limited to the laws of the State of Utah, and we have not been asked to address nor have we addressed or expressed an opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinion is rendered only with respect to Utah laws and the rules, regulations and orders thereunder that are currently in effect.

Zions Bancorporation
13 April 2001
Page 3


     We consent to Sullivan & Cromwell relying as to matters of Utah law upon this opinion in connection with the opinion to be rendered by it in conjunction with the Registration Statement. We also hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.


                                         Very truly yours,

                                         /s/ Callister Nebeker & McCullough

                                         CALLISTER NEBEKER & McCULLOUGH
                                         A Professional Corporation








cc:      Harris H. Simmons (via hand delivery)
         Dale M. Gibbons (via hand delivery)
         Jennifer H.  Painter, Esq.(via Federal Express)
         Louis H. Callister, Esq. (via hand delivery)